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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the joint proxy statement/prospectus on Form S-4 of DSET Corporation of our report dated March 27, 2001 relating to the consolidated financial statements, which appears in DSET Corporation's 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 27, 2001 relating to the consolidated financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings 'Experts' and 'Selected Historical Consolidated Financial Information of DSET' in such joint proxy statement/prospectus.


                                          /s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
September 19, 2001